Exhibit 99.1

FOR IMMEDIATE RELEASE
The RMR Group Inc. Announces Fiscal Fourth Quarter 2025 Results
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Newton, MA (November 12, 2025): The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended September 30, 2025, which can be found at the Quarterly Results section of RMR’s website at https://www.rmrgroup.com/investors-and-media/financial-information/default.aspx.
A conference call to discuss RMR’s fiscal fourth quarter results will be held on Thursday, November 13, 2025 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (844) 481-2945 or (412) 317-1868 (if calling from outside the U.S. and Canada); a pass code is not required. A replay will be available for one week by dialing (877) 344-7529; the replay pass code is 6326504. A live audio webcast of the conference call will also be available in a listen-only mode on RMR’s website, at www.rmrgroup.com. The archived webcast will be available for replay on RMR’s website after the call. The transcription, recording and retransmission in any way are strictly prohibited without the prior written consent of RMR.
About The RMR Group:
The RMR Group is a leading U.S. alternative asset management company, unique for its focus on both residential and commercial real estate (CRE) and related businesses. RMR’s vertical integration is supported by nearly 900 real estate professionals in more than 30 offices nationwide who manage approximately $39 billion in assets under management and leverage more than 35 years of institutional experience in buying, selling, financing and operating CRE. RMR benefits from a scalable platform, a deep and experienced management team and a diversity of direct real estate strategies across its clients. RMR is headquartered in Newton, MA and was founded in 1986. For more information, please visit www.rmrgroup.com.
Contact:
Bryan Maher, Senior Vice President, Investor Relations
(617) 796-8230